Exhibit 5.1

150 Third Avenue South, Suite 1600
Nashville, TN 37201
(615) 651-6700

December 15, 2017

SmartFinancial, Inc.
5401 Kingston Pike
Suite 600
Knoxville, Tennessee 37919

RE:    Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4
Ladies and Gentlemen:

We have acted as counsel to SmartFinancial, Inc., a Tennessee corporation (the “Company”), in connection with the filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No.1 on Form S-8 (the “Amendment”) to the Registration Statement on Form S-4 filed by the Company with the Commission on July 5, 2017 (the “Initial Registration Statement”), as amended by Amendment No. 1 filed on July 20, 2017 (“Amendment No. 1” and together with the Initial Registration Statement, the “Amended Registration Statement” and, together with the Amendment, the “Registration Statement”), which Amended Registration Statement became effective on July 24, 2017. The Amendment relates to the 132,000 shares (the “Shares”) of the Company’s common stock, par value of $1.00 per share (the “Common Stock”) that were registered on the Amended Registration Statement and that are issuable under the Capstone Bancshares, Inc. 2008 Long-Term Equity Incentive Plan (the “Plan”) following the consummation of the merger of Capstone Bancshares, Inc. (“Capstone”) with and into the Company, pursuant that certain Agreement and Plan of Merger, dated May 22, 2017 (the “Merger Agreement”), by and among the Company, Capstone, SmartBank, and Capstone Bank.

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, and such other documents, certificates, and corporate or other records as we have deemed in our professional opinion necessary or relevant for obtaining a reasonable basis for the opinions expressed in this letter including, without limitation, the following:

(i)	the Amended Registration Statement;

(ii)	the Amendment in the form to be filed with the Commission on the date hereof;

(iii)	the Merger Agreement;

(iv)	the Plan;

(v)	a copy of a certificate from the Secretary of State of the State of Tennessee, dated on December 14, 2017, with respect to the Company’s good standing and existence in the State of Tennessee; and

(vi)	a copy of the Company’s charter, as amended and in effect as of the date hereof;

(vii)	a copy of the Company’s bylaws, as amended and in effect as of the date hereof; and

(viii)
a copy of certain resolutions of the board of directors of the Company, adopted on May 22, 2017, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of Shares, the filing of the Registration Statement and related matters.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic or certified copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in certificates of officers of the Company.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent of the Company and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; (ii) the issuance of the Shares will be properly recorded in the books and records of the Company; and (iii) each award agreement (each, an “Award Agreement”) pursuant to which the awards under the Plan were granted is consistent with the terms of the Plan and was duly authorized, validly executed and delivered by the parties thereto.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Tennessee, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized and that, when such Shares have been issued in accordance with the terms and conditions of the Plan and the applicable Award Agreement, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Butler Snow LLP

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